UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previous announced by California Coastal Communities, Inc. (the “Company”), it received a letter dated October 28, 2009 from the Nasdaq Stock Market Listing Qualifications Staff (the “Staff”) stating that the Company’s common stock would be delisted because of the Company’s recent filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

The Company has requested an oral hearing to appeal the Staff’s delisting determination and the Company’s common stock will continue to be listed during the pendency of the appeal process.

A copy of the press release announcing the Staff’s determination is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated November 4, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	California Coastal Communities, Inc.
	By:	/s/ Sandra G. Sciutto
Sandra G. Sciutto
Chief Financial Officer and
Senior Vice President